UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 26, 2010

QKL STORES INC.
(Exact name of registrant as specified in charter)

Delaware	033-10893	75-2180652
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

44 Jingqi Street
Dongfeng Xincun
Sartu District
163311 Daqing, PRC

(Address Of Principal Executive Offices) (Zip Code)

+86-459-460-7987
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

QKL Stores Inc. (the “Company”) held its annual meeting of stockholders on May 26, 2010 (“Annual Meeting”).  There were 29,667,631 shares of common stock entitled to be voted, and 25,612,540 shares present in person or by proxy, at the Annual Meeting.

Two items of business were acted upon by stockholders at the Annual Meeting. The voting results are as follows:

1.	Election of Directors.

Stockholders elected all of the Company’s nominees for director for one-year terms expiring on the date of the Annual Meeting in 2011.

	Votes For	Votes Against	Votes Withheld	Broker Non-Votes

Zhuangyi Wang	23,394,698	0	6,221	2,211,621

Alan D. Stewart	23,394,786	0	6,133	2,211,621

Gary B. Crook	23,400,689	0	230	2,211,621

Zhiguo Jin	23,400,601	0	318	2,211,621

Chaoying Li	23,400,601	0	318	2,211,621

2.	Approval of the Company’s Independent Accountants.

Stockholders ratified the appointment of BDO China Li Xin Da Hua CPA Co., Ltd. as the Company’s independent accountants for 2010.

Votes For	Votes Against	Abstentions	Broker Non-Votes

25,612,473	64	3	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QKL STORES INC.

By: /s/ Zhuangyi Wang
Name: Zhuangyi Wang
Title: Chief Executive Officer

Dated: May 27, 2010